UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2008

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the Company’s Board of Directors (the “Board”) took the following actions:

Scozzafava Compensation and Employment Agreement

In connection with the Company’s previously announced succession plan and the election of Ralph P. Scozzafava, the Company’s Chief Executive Officer and Vice Chairman, as Chairman of the Board, on May 1, 2008, the Board reviewed Mr. Scozzafava’s compensation arrangements with the Company, as contemplated by the provisions of his Executive Employment Agreement effective as of June 18, 2007 with the Company (the “Employment Agreement”). Based on that review, the Board approved (1) an increase in annual base salary by 7% to $750,000 per year and (2) an increase in Mr. Scozzafava’s long-term compensation target award from 200% to 300% of annual salary. Mr. Scozzafava’s long term compensation target award now consists of a stock option grant representing 100% of his salary, which was previously granted on February 1, 2008, and participation under the Company’s 2008-2010 Long Term Incentive Plan at a target that has been increased from 100% to 200% of annual salary.

As previously reported, awards under the 2008-2010 Long-Term Incentive Plan provide for payout opportunities for plan participants ranging from 0% to 200% of each participant’s target (in the case of Mr. Scozzafava, the target is 200% of base salary, as indicated above), based on achievement of free cash flow for the period 2008-2010, Return on Invested Capital by 2010 and target percentage of U.S. home furnishing market share by 2010. Awards will be paid in cash or, in the discretion of the Company, in shares of the Company’s common stock to facilitate stock ownership.

The awards will be forfeited for any termination of employment, except due to death, disability, retirement or involuntary termination without cause, in which event the participant receives a prorated target incentive award for all outstanding awards. Additionally, upon a “change in control” (as defined in the Individual Change in Control Agreements executed in June 2007, a copy of which is listed as an exhibit to this report), the plan will terminate and participants will receive a pro rata payment based on the Company’s financial performance under the plan through the date of termination.

In connection with that review, the Board also approved an amendment to the Employment Agreement to (i) increase from two to three the amount by which certain of Mr. Scozzafava’s annual compensation amounts (annual base salary as of termination plus average annual bonus over the three year period, or applicable shorter period, immediately preceding termination) will be multiplied to calculate the amount of severance that Mr. Scozzafava will be entitled to in the event of a termination without cause, and (ii) add a provision to provide that if Mr. Scozzafava’s employment is terminated within six months prior to a “change in control” (as defined in the various individual Change In Control Agreements executed in June 2007, a copy of which is listed as an exhibit to this report), he will be entitled to a cash payment in an amount equal to the sum of (a) the fair market value of nonvested shares of restricted stock held on such date and (b) the excess of the fair market value of the shares of stock subject to nonexercisable stock options held on such date, over the option exercise price.

The terms of the Employment Agreement, prior to the foregoing amendment, were previously reported in the Company’s Current Report on Form 8-K filed June 18, 2007 and the Company’s proxy statement filed March 31, 2008.

The foregoing is only a summary of the Employment Agreement and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.3 to this Form 8-K and are incorporated herein by reference.

Executive Severance Plan

Adopted an amendment to the Company’s Executive Severance Plan to increase the amount, as provided in Section 4(a)(i) thereof, that an Eligible Executive (as defined therein) is entitled to receive as part of a severance payment from one times to one and one-half times the sum of the Eligible Executive’s annual base salary plus the average of the previous three year’s annual incentive payments as of the Eligible Executive’s termination date. Participants in the Executive Severance Plan include the current executive officers of the Company named in the Summary Compensation Table in the Company’s proxy statement filed March 31, 2008, other than Mr. Scozzafava, W.G. Holliman, Jr., J.T. Foy, and R.R. Isaak. Steven G. Rolls, the Company’s current Senior Vice President and Chief Financial Officer, is also a participant in the Executive Severance Plan. The terms of the Executive Severance Plan, prior to the foregoing amendment, were previously reported in the Company’s Current Report on Form 8-K dated June 19, 2007 and filed June 27, 2007 and the Company’s proxy statement filed March 31, 2008.

The foregoing is only a summary of the amendment to the Executive Severance Plan and is qualified in its entirety by reference to such amendment, which is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

Item 9.01

(d)	Financial Statements and Exhibits.

Exhibits	See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven G. Rolls
Name: Steven G. Rolls
Title: Senior Vice President and Chief Financial Officer

Dated: May 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement (Incorporated by reference to Exhibit 10.1 to Furniture Brands International, Inc.'s Current Report on Form 8-K, dated and filed June 26, 2007).

10.2

Employment Agreement dated June 14, 2007 between Ralph Scozzafava and the Company (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 14, 2007 and filed on June 18, 2007).

10.3	Form of Amendment to Executive Employment Agreement between the Company and Ralph Scozzafava, effective as of June 18, 2007.

10.4	Furniture Brands International, Inc. 1999 Long-Term Incentive Plan, as amended. (Incorporated by reference to Exhibit 4(f) to the Company’s Registration Statement on Form S-8, File No. 333-100133).

10.5	Executive Severance Plan of the Company (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 19, 2007 and filed June 27, 2007).

10.6	Form of Amendment to the Furniture Brands International, Inc. Executive Severance Plan.